Exhibit 10.118
AMENDMENT NO. 2
TO THE HAMILTON BEACH BRANDS, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of December 1, 2007)
          Hamilton Beach Brands, Inc. hereby adopts this Amendment No. 2 to the Hamilton Beach Brands, Inc. Unfunded Benefit Plan (As Amended and Restated Effective as of December 1, 2007) (the “Plan”), effective January 1, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
          Section 2.12 of the Plan is hereby deleted in its entirety without renumbering the remaining provisions of Article II.
Section 2
     Section 2.21 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.21 ROTCE shall mean the consolidated return on total capital employed of NACCO Industries, Inc. (“NACCO”) as determined by NACCO for a particular Plan Year.”
Section 3
          Sections 2.22 and 2.23 of the Plan are each hereby deleted in their entirety without renumbering the remaining provisions of Article II.
Section 4
     Section 4.2(c) of the Plan is hereby amended in its entirety to read as follows:
     “(c) Other Sub-Accounts of Covered Employees. Except as otherwise described in the Plan, for periods on and after January 1, 2010, at the end of each calendar month during a Plan Year, all Sub-Accounts of the Covered Employees shall be credited with an amount determined by multiplying such Covered Employee’s average Sub-Account balance during such month by 5%. Notwithstanding the foregoing:
(i) no earnings shall be credited for the month in which the Covered Employee receives the distribution of the principle amount of his Sub-Accounts.
(ii) In the event that the ROTCE determined for such Plan Year exceeds 5%, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Excess Matching Sub-Account shall each retroactively be credited with an additional amount (if any) determined by multiplying the Participant’s average Sub-Account balance during each month of such Plan Year by the ROTCE rate over 5% for such Plan Year, compounded monthly. This ROTCE calculation shall be made during the month in which a Covered Employee incurs a Termination of Employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by NACCO. For any subsequent month following such Termination, such ROTCE calculation shall not apply.”
EXECUTED this 10th day of November, 2009.

HAMILTON BEACH BRANDS, INC.
By:	/s/ Charles A. Bittenbender
Title: Assistant Secretary

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